CERTIFICATE OF MERGER

                                      OF

                                DELTA SUB, INC.
                            (a Georgia corporation)

                                 WITH AND INTO

                              ASA HOLDINGS, INC.
                            (a Georgia corporation)

         Pursuant to Section 14-2-1105(b) of the Georgia Business Corporation Code (the "GBCC"), the undersigned corporation, by its authorized officer, does hereby certify as follows:

         1. The Board of Directors and shareholders of Delta Sub, Inc., a Georgia corporation (the "Merging Corporation"), and the Board of Directors and shareholders of ASA Holdings, Inc., a Georgia corporation ("ASA"), have duly approved an Agreement and Plan of Merger dated as of February 15, 1999, as amended (the "Merger Agreement"), among ASA, Delta Air Lines, Inc., a Delaware corporation ("Delta"), and the Merging Corporation providing for, among other things the merger (the "Merger") of the Merging Corporation with and into ASA.

         2. The surviving corporation of the Merger is ASA.

         3. The Articles of Incorporation of the Merging Corporation shall be the Articles of Incorporation of the surviving corporation, except that the name of the surviving corporation shall be "ASA Holdings, Inc."

         4. The executed Merger Agreement is on file at the principal place of business of ASA, as the surviving corporation, which is located 100 Hartsfield Center Parkway, Suite 800, Atlanta, Georgia 30354.

         5. A copy of the Merger Agreement shall be furnished by ASA, as the surviving corporation, upon request and without cost, to any shareholder of any corporation that is a party to the Merger Agreement.

         6. The Merger and the Merger Agreement were duly approved by the shareholders of each of the Merging Corporation and ASA on May 11, 1999.


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         7. ASA, as the surviving corporation, undertakes that a request for publication of a notice of filing of this Certificate of Merger and payment therefor will be made as required by Section 14-2-1105.1(b) of the GBCC.

         IN WITNESS WHEREOF, this Certificate of Merger has been executed by a duly authorized officer of ASA, as the surviving corporation, on this the 11th day of May, 1999.


                              ASA HOLDINGS, INC.


                                                   By: /s/ W.E. Barnette
                                                      -------------------------
                                                           W. E. Barnette
                                                           President

ATTEST:


/s/ Dean C. Arvidson
-----------------------
Secretary


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